UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 13, 2017

Servotronics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-07109	16-0837866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Maple Street, Elma, New York		14059-0300
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-655-5990

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2017, the Board of Directors (the "Board") of Servotronics, Inc. (the "Company") appointed Kenneth D. Trbovich as Chairman of the Board and Chief Executive Officer, effective immediately. Mr. Trbovich, age 42, has served as President of the Company and as President and Chief Executive Officer of the Company’s wholly-owned subsidiary, The Ontario Knife Company, since 2012.

There were no changes to Mr. Trbovich’s compensation as a result of this promotion. Mr. Trbovich’s compensation was previously disclosed in the Company’s proxy statement for the 2017 annual meeting of shareholders as updated in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 17, 2017 and August 17, 2017. There are no transactions in which Mr. Trbovich has an interest requiring disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Servotronics, Inc.

November 16, 2017	By:	Lisa Bencel

Name: Lisa Bencel
Title: Chief Financial Officer